Exhibit 99.1

Inphi Corporation Announces Second Quarter 2011 Results

Second Quarter 2011 Revenue Reaches $24 Million; Represents 12% Sequential Growth

SANTA CLARA, Calif., July 26, 2011 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced financial results for its second quarter ended June 30, 2011.

Revenue for the second quarter of 2011 was $24.0 million, compared with $21.1 million for the second quarter of 2010.

As reported under U.S. generally accepted accounting principles (GAAP), net income for the second quarter of 2011 was $2.4 million, or $0.08 per diluted common share, compared with GAAP net income of $7.6 million, or $0.14 per diluted common share, for the second quarter of 2010. GAAP net income and earnings per share for 2010 reflect in part a large income tax benefit recorded in 2010 related to the release and reversal of valuation allowances against deferred tax assets provided in previous periods.

Gross margin on a GAAP basis for the second quarter of 2011 was 64.8% of revenue, compared with 65.2% of revenue for the second quarter of 2010.

Inphi reports gross margin, net income, and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for the second quarter of 2011 was 65.3% of revenue, consistent with the second quarter of 2010.

Non-GAAP net income for the second quarter of 2011 was $4.0 million, or $0.14 per diluted common share. This compared with non-GAAP net income of $2.9 million, or $0.14 per diluted share, for the second quarter of 2010. Non-GAAP diluted earnings per share was unchanged for the second quarter of 2011 and 2010, despite higher non-GAAP net income, due to a higher number of shares outstanding related to the company’s issuance of common shares and the conversion of preferred shares into common shares, both in connection with the company’s initial public offering.

“We are pleased to report strong sequential growth in Q2,” said Young K. Sohn, President and CEO of Inphi. “We expect our design win pipeline to continue to grow with the ramp of our new high-speed analog products, such as the leading iMBTM (LRDIMM) technology for servers as well as new 40G/100G networking products. While a slower than expected rollout of the Intel Xeon platform, coupled with some softness in networking infrastructure build outs in China and the Middle East, will impact Q3, we believe our strong operating momentum will resume in the fourth quarter this year as our newer products move into higher production volumes with our customers.”

Recent Highlights

•

Announced that our Isolation Memory Buffer (iMB™) 02-GS02A has completed a significant milestone for the component validation phase with Intel. During the second quarter, we shipped 14,000 units of iMB (LRDIMM) to memory vendors, who are using Inphi’s iMB components to build memory modules for test beds and DIMM-level qualification at OEMs.

•	Launched “The LRDIMM Files” at http://lrdimmblog.inphi.com/, an informative website containing the latest news, blogs and events in memory technology.

•

Announced that the 2850TA 100G dual-channel coherent transimpedance amplifier (TIA) received a Design News Golden Mousetrap Award for Best Product. In addition, Inphi’s JEDEC-Compliant Isolation Memory Buffer (iMB™) was named a finalist in the Electronics and Test category.

•	Announced the appointment of Leon Bezdikian, formerly with SiBEAM, as Vice President of Human Resources.

First Half 2011 Results

For the six months ended June 30, 2011, revenue increased to $45.5 million, representing 13% growth over revenue of $40.2 million for the first six months ended June 30, 2010. GAAP net income for the six months ended June 30, 2011 was $4.8 million, or $0.16 per diluted share, on approximately 29.5 million diluted weighted average common shares outstanding. This compared with GAAP net income of $19.6 million, or $0.41 per diluted share, on approximately 5.5 million diluted weighted average common shares outstanding for the six months ended June 30, 2010.

Non-GAAP net income for the six months ended June 30, 2011 was $6.9 million, or $0.23 per diluted weighted average common share outstanding. This compared with non-GAAP net income of $4.9 million for the six months ended June 30, 2010, or $0.25 per diluted weighted average common share outstanding, including the assumed conversion of preferred shares into common shares related to the initial public offering, for the six months ended June 30, 2010.

Business Outlook

The following statements are based on our current expectations for the third quarter of 2011. These statements are forward-looking and actual results may differ materially.

•

Revenue is expected to be in a range of $22-$24 million for the third quarter of 2011 compared with the second quarter of 2011. However, we currently expect Q4 revenue to grow 10-20% off the high end of the Q3 range as new product ramps increase.

•	GAAP gross margin and non-GAAP gross margin are expected to continue to be in the range of 65-66%.

•	Stock-based compensation expense is expected to be in the range of $2.1 million to $2.3 million.

•

GAAP net income is expected to be in the range of 1.2 million to $2.2 million, or $0.04-$0.08 per diluted common share, on approximately 29.6 million diluted weighted average common shares outstanding.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $2.8 million and $3.7 million, or $0.10-$0.13 per diluted common share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Young K. Sohn, President and Chief Executive Officer, and John S. Edmunds, Vice President and Chief Financial Officer, to discuss second quarter of 2011 results.

The call can be accessed by dialing 800-299-7635; international callers should dial 617-786-2901, participant passcode: 87796075. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, providing high signal integrity at leading-edge data speeds that are designed to address bandwidth bottlenecks in networks, minimize latency in computing environments and enable the rollout of next generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, storage platforms, test and measurement equipment and military systems. To learn more about Inphi, visit www.inphi.com.

# # #

Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the second quarter of 2011 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, stock-based compensation expenses, net income and operating margin performance, benefits of using non-GAAP financial measures, our growth, future success for various products, the demand for our solutions, our ability to enable the rollout of next generation products, and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification process; ability to develop new or enhanced products in a timely manner; market development of and demand for the Company’s products, reliance on third parties to manufacture, assemble and test products; ability to compete and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Registration Statement on Form S-1, as amended, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. iMB is a trademark of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Amy Lee

Inphi

408-217-7333

alee@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue	$24,001	$21,099	$45,505	$40,185
Cost of revenue	8,458	7,344	15,845	14,531

Gross margin	15,543	13,755	29,660	25,654

Operating expenses:
Research and development	7,292	5,126	13,661	10,192
Sales and marketing	3,138	2,049	5,719	4,124
General and administrative	2,377	2,568	4,419	4,471

Total operating expenses	12,807	9,743	23,799	18,787

Income from operations	2,736	4,012	5,861	6,867
Other income (expense)	90	(34)	131	(7)

Income before income taxes	2,826	3,978	5,992	6,860
Provision (benefit) for income taxes	383	(3,600)	1,149	(12,717)

Net income	$2,443	$7,578	$4,843	$19,577

Net income allocable to common and participating common securities	$2,443	$832	$4,843	$2,281

Earnings per share:
Basic	$0.09	$0.37	$0.19	$1.05

Diluted	$0.08	$0.14	$0.16	$0.41

Weighted-average shares used in computing earnings per share:
Basic	26,701,216	2,195,355	25,965,303	2,099,392
Diluted	29,632,068	5,839,034	29,453,655	5,507,466

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$119	$16	$160	$27
Research and development	1,066	240	1,345	362
Sales and marketing	660	93	798	169
General and administrative	470	180	640	292

	$2,315	$529	$2,943	$850

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	June 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$32,562	$110,172
Short-term investments in marketable securities	86,494	—
Accounts receivable, net	10,898	10,052
Inventories	6,269	5,095
Defered tax assets and other current assets	11,077	5,245

Total current assets	147,300	130,564

Property and equipment, net	8,135	7,206
Goodwill and intangible assets, net	7,315	7,471
Deferred tax assets and other assets	14,219	13,716

Total assets	$176,969	$158,957

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,919	$6,692
Accrued expenses and other current liabilities	5,721	4,338
Deferred revenue	2,031	2,647

Total current liabilities	12,671	13,677

Other liabilities	3,353	2,594

Total liabilities	16,024	16,271

Stockholders’ equity:
Common Stock	27	25
Additional paid-in capital	189,827	176,505
Accumulated deficit	(29,801)	(34,644)
Accumulated other comprehensive income	892	800

Total stockholders’ equity	160,945	142,686

Total liabilities and stockholders’ equity	$176,969	$158,957

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, taxes related to the transition to a more international business structure and the release of the valuation allowance on our deferred tax assets. It also includes the assumed conversion of all outstanding shares of preferred stock into shares of common stock which occurred in connection with the initial public offering. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income, earnings per share and weighted average shares outstanding in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010		2011	2010
GAAP net income	$2,443	$7,578		$4,843	$19,577
Adjusting items to GAAP net income:
Operating expenses related to stock-based compensation expense, net of tax effect	1,560 (a)	545	(a)	2,010 (a)	799	(a)
Transitional tax effects of moving to an internationally based structure	—	1,728	(b)	—	1,551	(b)
Reversal of valuation allowance on deferred tax assets	—	(6,968	) (c)	—	(17,001	) (c)

Non-GAAP net income	$4,003	$2,883		$6,853	$4,926

Shares used in computing GAAP basic earnings per share	26,701,216	2,195,355		25,965,303	2,099,392
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of the period	—	14,485,147	(d)	—	14,483,433	(d)

Shares used in computing non-GAAP basic earnings per share	26,701,216	16,680,502		25,965,303	16,582,825

Shares used in computing GAAP diluted earnings per share	29,632,068	5,839,034		29,453,655	5,507,466
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of the period	—	14,485,147	(d)	—	14,483,433	(d)

Shares used in computing non-GAAP diluted earnings per share	29,632,068	20,324,181		29,453,655	19,990,899

Non-GAAP earnings per share:
Basic	$0.15	$0.17		$0.26	$0.30

Diluted	$0.14	$0.14		$0.23	$0.25

GAAP gross margin as a % of revenue	64.8%	65.2%		65.2%	63.8%
Stock-based compensation:
Cost of revenue	0.5%	0.1%		0.4%	0.1%

Non-GAAP gross margin as a % of revenue	65.3%	65.3%		65.6%	63.9%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects the transitional tax effects in 2010 of moving to an internationally based structure. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects the tax benefit as a result of the reversal of the valuation allowance established against deferred tax assets. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(d)	The shares used to compute non-GAAP basic and diluted earnings per share include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of the period presented or the date of issuance, if later. In November 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.